Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
Chip.Wochomurka@Healthways.com

HEALTHWAYS REPORTS SECOND-QUARTER EARNINGS OF $0.17 PER DILUTED
SHARE ON REVENUES OF $169.6 MILLION
———————————
SEQUENTIAL-QUARTER EARNINGS PER DILUTED SHARE INCREASE 42% ON
4% REVENUE GROWTH
———————————
AFFIRMS 2011 FINANCIAL GUIDANCE

NASHVILLE, Tenn. (July 21, 2011) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the second quarter ended June 30, 2011.  Total revenues for the quarter were $169.6 million compared with $175.5 million for the second quarter of 2010.  Net income for the second quarter of 2011 was $5.8 million, or $0.17 per diluted share.  Net income for the second quarter of 2010, which included earnings of $0.05 per diluted share related to an adjustment to an estimated earn-out liability and an investment gain, was $11.8 million, or $0.34 per diluted share.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See pages 8-10 for a reconciliation of GAAP and non-GAAP measures
	Three Months Ended
	June 30,		March 31,
	2011	2010	2011

Domestic, excluding earn-out adjustment and investment gain	$0.21	$0.29	$0.14
International	(0.04)	0.00	(0.02)
Adjusted net income per diluted share	0.17	0.29	0.12
Earn-out adjustment and investment gain	-	0.05	-
Net income per diluted share	$0.17	$0.34	$0.12

Mr. Leedle commented, “Healthways’ performance was firmly in line with our expectations for the second quarter, which reflected growth in revenues, margins and earnings compared with the first quarter of 2011.  As anticipated, implementation and early operational progress on new large contracts signed earlier this year contributed to our sequential-quarter growth in revenues for the second quarter.  We continue to expect further sequential-quarter improvement in our consolidated results in the second half of 2011.

“Net operating cash flow was $28.1 million for the second quarter and $49.0 million for the first half of 2011, putting Healthways on pace to deliver full-year net operating cash flow in an expected range of $80 million to $100 million.  Our second-quarter operating cash flow was applied toward $11.9 million in capital expenditures, $16.5 million in debt reduction and $5.6 million in repurchases of Healthways common stock.  Total debt to total capitalization improved 170 basis points during the second quarter, decreasing to 34.1% at the quarter end from 35.8% at March 31, 2011, and has improved 500 basis points over the last four quarters.

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“We remain greatly encouraged by the strength of our contracting momentum.  For the second quarter of 2011, we signed 30 new, expanded or extended contracts.  These contracts included the large expansion we announced with CareFirst BlueCross BlueShield and the nationwide contract we are implementing in France with Caisse Nationale d’Assurance Maladie des Travailleurs Salaries (“CNAMTS”).  Requests for Proposal (“RFPs”) volume for the second quarter of 2011 remained strong and increased 15% on a comparable-period basis for the first half of 2011.  In addition, we have continued to be contacted directly about a number of potential opportunities on a non-RFP basis.

“Through these business development activities, we see substantial ongoing demand within our traditional health plan and employer markets for our established solutions.  We also continue to make progress on large, groundbreaking opportunities stemming from rapidly emerging trends in the health care market.  We have previously identified five of these emerging market trends that represent near-term growth opportunities for Healthways:

1)	Health plan preparation for the implementation of state insurance exchanges, which is projected to cause significant disruption of their individual and small group fully insured business;
2)	Change from a volume-based to a value-based payment system and the associated shift of financial risk and responsibility for cost and quality from health plans to providers;
3)	Increasing payer requests for a comprehensive, integrated solution that addresses longitudinal health risk and care needs for total populations;
4)	Global adoption of population health management by both foreign government and foreign private sector health organizations; and
5)	Recognition by large employers of the expanded value of improved well-being to reduce medical cost and improve individual and company productivity and performance.

“These trends are accelerating opportunities in our health plan and employer markets.  We are also investing in the pursuit of opportunities in a number of new health care delivery models.  The emergence of value-based reimbursement models post health care reform is creating opportunities for us directly with provider systems.  Additionally, transformational opportunities are developing with public/private partnerships seeking to positively impact the well-being of populations in a defined geographic area.  Improving well-being has been scientifically validated to improve health, lower cost, and improve workforce productivity and performance.  As such, well-being improvement is a key strategic element of economic development and job creation, and we believe that our experience and capabilities developed through the Healthways-Blue Zones collaboration position us strongly to meet these opportunities.  We expect additional contracts to result from these emerging trends during 2011. Furthermore, we remain deeply engaged in pursuing opportunities in targeted international markets, as well as with the federal and state government markets.

“Our confidence in executing on these opportunities, which demand an unprecedented level of integration with hospitals, physicians and ancillary services, is enhanced by our second-quarter announcement of a 10-year, $380 million applications and technology services outsourcing agreement with HP Enterprise Services.  Based on the current and expected demands of expanding membership and increased contract integration complexity, HP’s deep health care expertise offers the best opportunity to enhance our already powerful EMBRACE™ platform with greater scalability and sustainable, timely innovation at a lower cost.  Through this relationship, we will also work to identify and pursue new opportunities in select commercial and government markets, particularly in the state-based Medicaid market where HP’s position is unparalleled.”

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HWAY Reports Second-Quarter Results

July 21, 2011

Revenue Guidance

Healthways today affirmed its guidance for 2011 revenues in a range of $672 million to $710 million.  This range includes revenues from domestic operations in a range of $650 million to $680 million and from international revenues in a range of $22 million to $30 million.

COMPARISON OF COMPONENTS OF REVENUES FOR THE YEAR ENDING
DECEMBER 31, 2011 AND THE YEAR ENDED DECEMBER 31, 2010
(In millions)
See pages 8-10 for a reconciliation of GAAP and non-GAAP measures

	Twelve Months
	Ending	Ended
	Dec. 31, 2011	Dec. 31, 2010
	(Guidance)	(Actual)
Domestic, excluding CMS settlement	$650.0 - 680.0	$667.9
International	22.0 - 30.0	30.1
Adjusted revenues	672.0 - 710.0	698.0
CMS settlement	-	22.3
Revenues	$672.0 - 710.0	$720.3

Earnings Guidance

The Company today also affirmed its guidance for 2011 net income per diluted share in a range of $0.90 to $1.08.  This range includes net income per diluted share from domestic operations in a range of $0.94 to $1.04 and from international operations in a range of ($0.04) to $0.04.  This guidance does not include the potential impact of significant prospective contracts and/or strategic collaborations the Company may enter into this year in which substantial costs are incurred before full revenue and/or margin expectations are achieved.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See pages 8-10 for a reconciliation of GAAP and non-GAAP measures

	Twelve Months
	Ending	Ended
	Dec. 31, 2011	Dec. 31, 2010
	(Guidance)	(Actual)
Domestic, excluding earn-out adjustments and investment
gain, restructuring, and CMS settlement	$0.94 – 1.04	$1.14
International, excluding restructuring	(0.04) – 0.04	(0.03)
Adjusted net income per diluted share	0.90 – 1.08	1.11
Earn-out adjustments and investment gain	-	0.07
Restructuring	-	(0.20)
CMS settlement	-	0.37
Net income per diluted share	$0.90 – 1.08	$1.36 (1)

(1) Figures do not add due to rounding.

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Summary

Mr. Leedle concluded, “Healthways’ operational and financial performance for the second quarter of 2011 was on track with the quarterly progression we expected.  As a result we are today affirming our revenue and earnings guidance for 2011.  Our contracting and implementation results thus far during 2011 and additional contracts we expect to sign over the remainder of the year validate our expectation that 2011 will be a year in which we establish a solid foundation of business development activity that will begin to drive growth in 2012 and beyond.

“The transformational change in the health care industry that we have anticipated, prepared for and helped pioneer is happening now, in real time.  We expect the rate of this change will accelerate as an increasing percentage of industry stakeholders come to the conclusion that they must embrace health care transformation now, despite its potential disruptive effect on current business models, in order to compete successfully in the future.  Such change, once undertaken, is not easily reversed. There is an increasing body of industry experience and evidence that validates the benefits of a shift away from the industry’s traditional fee-for-service model to a value-based model that addresses longitudinal health and cost for total populations.  Given the challenges facing the traditional system, many market leaders are already moving toward this change, and health care reform is accelerating the transition.

“We expect this transformation to be substantially positive for our long-term prospects for growth. As our recent contracting activity supports, we believe that Healthways is uniquely positioned globally with scalable solutions that improve the well-being of populations and, thereby, reduce costs and improve performance.”

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 6771301, and the replay will also be available on the Company’s web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations and involve a number of risks and uncertainties.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations.  In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements.  Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements.  The important factors include but are not limited to:

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July 21, 2011

•	the Company’s ability to sign and implement new contracts;
•	the Company’s ability to accurately forecast the costs required to fully implement new contracts;
•	the Company’s ability to accurately forecast the Company’s revenues, margins, earnings and net income;
•	the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of our customer contracts ahead of data collection and reconciliation;
•	the Company’s ability to accurately forecast enrollment and participation rates in services and programs offered within the Company’s contracts;
•	the Company’s ability to accurately forecast the costs necessary to establish a presence in international markets;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance;
•
the Company’s ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;
•
the Company’s ability to implement its new integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•	the Company’s ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company’s business;
•
the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations;

•	the impact of litigation involving the Company and/or its subsidiaries;
•	the Company’s ability to accurately forecast and respond to emerging trends and changes in the domestic and international markets for health care services;
•
the impact of future state, federal and international legislation and regulations applicable to the Company’s business, including the recently enacted Patient Protection and Affordable Care Act, on the Company’s ability to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; and

•	other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the leading provider of specialized, comprehensive solutions to help millions of people maintain or improve their health and well-being and, as a result, reduce overall costs.  Healthways’ solutions are designed to help healthy individuals stay healthy, mitigate or eliminate lifestyle risk factors that can lead to disease and optimize care for those with chronic illness.  Our proven, evidence-based programs provide highly specific and personalized interventions for each individual in a population, irrespective of age or health status, and are delivered to consumers by phone, mail,

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internet and face-to-face interactions, both domestically and internationally.  Healthways also provides a national, fully accredited complementary and alternative Health Provider Network and a national Fitness Center Network, offering convenient access to individuals who seek health services outside of, and in conjunction with, the traditional healthcare system.  For more information, please visit www.healthways.com.

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HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenues	$169,596	$175,523	$332,565	$354,522
Cost of services (exclusive of depreciation and amortization of $8,970, $9,928, $17,994, and $20,161, respectively, included below)	126,009	121,985	247,917	250,852
Selling, general & administrative expenses	17,706	18,703	35,547	35,938
Depreciation and amortization	12,443	13,341	24,876	26,895

Operating income	13,438	21,494	24,225	40,837
Gain on sale of investment	—	(1,163)	—	(1,163)
Interest expense	3,170	3,612	6,588	7,034

Income before income taxes	10,268	19,045	17,637	34,966
Income tax expense	4,490	7,207	7,723	13,714

Net income	$5,778	$11,838	$9,914	$21,252

Earnings per share:
Basic	$0.17	$0.35	$0.29	$0.62

Diluted	$0.17	$0.34	$0.29	$0.61

Weighted average common shares
and equivalents:
Basic	33,942	34,117	33,957	34,037
Diluted	34,790	34,933	34,711	34,928

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Healthways, Inc.
Reconciliation of Non-GAAP Measures to GAAP Measures
(Unaudited)

Reconciliation of Domestic Diluted Earnings Per Share (EPS) Excluding Earn-Out
Adjustment, Investment Gain, and Lawsuit Settlement Costs and Reconciliation of
Adjusted EPS to EPS, GAAP Basis

Three Months Ended
June 30, 2010
Domestic EPS excluding earn-out adjustment and investment gain (1)	$0.29
International EPS	0.00
Adjusted EPS (2)	0.29
EPS attributable to earn-out adjustment and investment gain (3)	0.05
EPS, GAAP basis	$0.34

(1) Domestic EPS excluding earn-out adjustment and investment gain is a non-GAAP financial measure.  The Company excludes EPS attributable to earn-out adjustment and investment gain from this measure because of its comparability to the Company's historical operating results and EPS guidance.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS excluding earn-out adjustment and investment gain in isolation or as a substitute for Domestic EPS determined in accordance with accounting principles generally accepted in the United States.

(2) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS attributable to earn-out adjustment and investment gain from this measure because of its comparability to the Company's historical operating results and EPS guidance.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(3) EPS attributable to earn-out adjustment and investment gain includes income of $1.5 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition and a $1.2 million gain attributable to a final escrow release related to the January 2009 sale of a private company in which we held a preferred stock investment.

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Reconciliation of Domestic Revenues Excluding CMS Settlement and Reconciliation of
Adjusted Revenues to Revenues, GAAP Basis
(In millions)

Twelve Months Ended
December 31, 2010
Domestic revenues, excluding CMS settlement (4)	$667.9
International revenues	30.1
Adjusted revenues (5)	698.0
Revenues attributable to CMS settlement (6)	22.3
Revenues, GAAP basis	$720.3

(4) Domestic revenues excluding CMS settlement is a non-GAAP financial measure.  The Company excludes revenues attributable to CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider domestic revenues excluding CMS settlement in isolation or as a substitute for domestic revenues determined in accordance with accounting principles generally accepted in the United States.

(5) Adjusted revenues is a non-GAAP financial measure.  The Company excludes revenues attributable to CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted revenues in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.

(6) Revenues attributable to CMS settlement consists of pre-tax revenues of $22.3 million attributable to the December 2010 final settlement with The Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in both of its Medicare Health Support programs.

Reconciliation of Domestic Diluted EPS Excluding Earn-Out Adjustment and Investment
Gain, Restructuring Charges, and CMS Settlement and Reconciliation of Adjusted EPS to
EPS, GAAP Basis

Twelve Months Ended
December 31, 2010
Domestic EPS excluding earn-out adjustment and investment gain, restructuring charges, and CMS settlement (7)	$1.14
International EPS (loss) excluding restructuring charges (8)	(0.03)
Adjusted EPS (9)	1.11
EPS attributable to earn-out adjustment and investment gain (10)	0.07
EPS (loss) attributable to restructuring charges (11)	(0.20)
EPS attributable to CMS settlement (12)	0.37
EPS, GAAP basis (13)	$1.36

(7) Domestic EPS excluding earn-out adjustment and investment gain, restructuring charges, and CMS settlement is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to earn-out adjustment and investment gain, restructuring charges, and CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS excluding earn-out adjustment and investment gain, restructuring charges, and CMS settlement in isolation or as a substitute for Domestic EPS determined in accordance with accounting principles generally accepted in the
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United States.

(8) International EPS (loss) excluding restructuring charges is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider International EPS (loss) excluding restructuring charges in isolation or as a substitute for International EPS (loss) determined in accordance with accounting principles generally accepted in the United States.

(9) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS attributable to earn-out adjustment and investment gain, restructuring charges, and CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(10) EPS attributable to earn-out adjustment and investment gain includes income of $3.0 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition and a $1.2 million gain attributable to a final escrow release related to the January 2009 sale of a private company in which we held a preferred stock investment.

(11) EPS (loss) attributable to restructuring charges includes charges of $10.3 million associated with both domestic and international capacity consolidation and other restructuring costs.

(12) EPS attributable to CMS settlement includes net pretax income of $21.3 million attributable to the December 2010 final settlement with The Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in both of its Medicare Health Support programs.

(13) Figures do not add due to rounding.
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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS

	June 30,	December 31,
	2011	2010
Current assets:
Cash and cash equivalents	$955	$1,064
Accounts receivable, net	82,210	89,108
Prepaid expenses	10,393	12,577
Other current assets	2,802	3,064
Income taxes receivable	1,885	8,695
Deferred tax asset	13,657	11,272
Total current assets	111,902	125,780

Property and equipment:
Leasehold improvements	41,147	40,662
Computer equipment and related software	222,005	207,077
Furniture and office equipment	27,437	27,328
Capital projects in process	15,302	10,117
	305,891	285,184
Less accumulated depreciation	(172,860)	(154,528)
	133,031	130,656

Other assets	12,888	14,733

Intangible assets, net	91,297	94,255
Goodwill, net	496,265	496,265

Total assets	$845,383	$861,689

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HWAY Reports Second-Quarter Results

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	June 30,	December 31,
	2011	2010
Current liabilities:
Accounts payable	$24,296	$22,555
Accrued salaries and benefits	31,905	39,157
Accrued liabilities	29,896	31,532
Deferred revenue	6,275	5,931
Contract billings in excess of earned revenue	23,441	18,814
Current portion of long-term debt	4,178	3,935
Current portion of long-term liabilities	4,080	3,309
Total current liabilities	124,071	125,233

Long-term debt	223,200	243,425
Long-term deferred tax liability	24,621	23,050
Other long-term liabilities	34,166	39,140

Stockholders’ equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
33,808,298 and 34,018,706 shares outstanding	34	34
Additional paid-in capital	239,796	232,524
Retained earnings	216,124	206,210
Treasury stock, at cost, 1,101,765 and 429,654 shares in treasury	(13,950)	(4,494)
Accumulated other comprehensive loss	(2,679)	(3,433)
Total stockholders’ equity	439,325	430,841

Total liabilities and stockholders’ equity	$845,383	$861,689

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HWAY Reports Second-Quarter Results

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HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)
	Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net income	$9,914	$21,252
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	24,876	26,895
Amortization of deferred loan costs	954	869
Gain on sale of investment	—	(1,163)
Share-based employee compensation expense	4,528	5,591
Deferred income taxes	(2,757)	1,908
Excess tax benefits from share-based payment arrangements	(339)	(806)
Decrease (increase) in accounts receivable, net	6,391	(11,782)
Decrease in other current assets	7,238	6,152
Increase (decrease) in accounts payable	2,084	(6,437)
Decrease in accrued salaries and benefits	(12,421)	(27,779)
Increase in other current liabilities	8,962	13,797
Other	(458)	(1,409)
Net cash flows provided by operating activities	48,972	27,088

Cash flows from investing activities:
Acquisition of property and equipment	(21,664)	(23,384)
Sale of investment	—	1,163
Change in restricted cash	469	—
Other	(3,586)	(2,814)
Net cash flows used in investing activities	(24,781)	(25,035)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	203,147	417,450
Payments of long-term debt	(223,198)	(415,766)
Deferred loan costs	—	(3,166)
Excess tax benefits from share-based payment arrangements	339	806
Exercise of stock options	3,736	532
Repurchases of common stock	(9,456)	—
Change in outstanding checks and other	611	(2,881)
Net cash flows used in financing activities	(24,821)	(3,025)

Effect of exchange rate changes on cash	521	(302)

Net decrease in cash and cash equivalents	(109)	(1,274)

Cash and cash equivalents, beginning of period	1,064	2,356

Cash and cash equivalents, end of period	$955	$1,082

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